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                                                    GE CAPITAL


                             Capital Funding, Inc.
                             General Electric Capital Corporation
                             401 Merritt Seven, Second Floor, Norwalk, CT 06856 201 329 1000 Fax 203-229-1985


January 2, 2002

Ms. Vivian Liu
Vice President, Corporate Affairs
NexMed, Inc.
350 Corporate Boulevard
Robbinsville, NJ 08691

Dear Ms. Liu:

GE Capital Corporation ("GECC") is pleased to submit the following lease line renewal for your consideration. This renewal replaces and supersedes the lease proposal that was executed on February 8, 2001.

LESSEE:                    NexMed, Inc.
------

LESSOR:                    GE Capital or one of its wholly-owned subsidiaries.
------

EQUIPMENT:                 New laboratory, manufacturing and packaging
---------                  Equipment and new furniture (85.0%), new computer
                           hardware (10.0%) and software (5.0%) for the internal use of the Lessee.

                           All final Equipment must be acceptable to Lessor.

EQUIPMENT LOCATION:        All within the continental United States.
------------------         Anticipated sites are (i) Lessee's headquarters at
                           the above address and (ii) at Lessee's new manufacturing facility in East Windsor, NJ.

EQUIPMENT COST:            $3,000,000.00 lease line of credit.
--------------

DELIVERY ASSUMPTIONS:      October 2001 through December 31, 2002.
--------------------

LEASE TERM:                Each Schedule shall have a fixed term of 42 months.
----------

BASIC TERM
COMMENCEMENT DATES:        Lessee shall make its first rental payment(s) in
------------------         advance. Such advance rental payment(s) shall be
                           due upon execution of documents.

RENTAL PAYMENT RATE:       2.7868% of the Equipment Cost per month for 42
-------------------        months.


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LEASE EXPIRATION
PURCHASE OPTION:           $1.00
---------------

This proposal is based upon the following additional terms and conditions:

PURCHASE OF EQUIPMENT:     Lessee would submit its order for the equipment to
---------------------      the vendor. Lessor would take an assignment of
                           Lessee's purchase order. Such assignment would be conditioned upon the leasing of the Equipment by Lessee from Lessor. Lessee understands that any Equipment delivered after the Last Delivery Date would not be covered by this proposal.

NET LEASE:                 The proposed lease would be a net lease. Without
---------                  limiting the generality of the foregoing, Lessee
                           would be responsible for all expenses, maintenance, insurance and taxes relating to the purchase, lease, possession and use of the Equipment.

INSURANCE:                 Lessee would bear all risk of loss or damage to the
---------                  Equipment. Lessee would be responsible to keep the
                           Equipment insured with companies acceptable to Lessor and for such amounts required by Lessor, including, but not limited to, insurance for damage to or loss of the Equipment and liability coverage. All such insurance policies must be satisfactory to Lessor.

WARRANTIES:                Lessor would lease the Equipment to Lessee on an
----------                 AS IS BASIS. However, Lessor would assign to
                           Lessee all warranties, guarantees and services provided by the manufacturer or vendor (to the extent that they are assignable).

DOCUMENTATION AND
TRANSACTIONAL COSTS:       Standard GECC Master Lease and Lease Schedule for
-------------------        this type of equipment would be utilized. Any changes
                           to the document must be approved by GECC legal counsel. A fee of $4,500.00 shall be charged for the line renewal and the first lease schedule advanced hereunder. Subsequent lease schedules will carry a fee of $250.00 per lease schedule for documentation, overnight mail and search and filing charges. Lessee will be responsible for all costs it incurs with respect to the transaction.

RATE INDEX:                The above Rental Factor assumes an average three (3)-
----------                 year Treasury Note yield of 3.77%. The Rental
                           Factor will be adjusted accordingly for any difference in the average three-(3) year Treasury
                           Note yield, as applicable.



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RENEWAL FEE:               The above renewal fee shall be returned to the
-----------                Lessee in the event that GECC does not renew the
                           transaction. If this transaction is not fully closed, then GECC shall retain the fee as liquidated damages.


This letter is an expression by GECC of its interest in considering a lease transaction on the general terms and conditions outlined above. Except for the provisions concerning the Renewal Fee (set forth above), this letter is not intended to and does not create any binding legal obligation on the part of either party. THIS LETTER IS NOT, AND IS NOT TO BE CONSTRUED AS, A COMMITMENT BY GECC OR ANY OF ITS SUBSIDIARIES TO ENTER INTO THE PROPOSED LEASE TRANSACTION. Neither GECC nor its subsidiary will be obligated to provide any financing until the satisfactory completion of its investment review and analysis and a field audit, the receipt of all requisite approvals by GECC management, and the prior execution and delivery of final legal documentation acceptable to all parties and their counsel. Please acknowledge your consent to the terms outlined above by signing a copy of this letter and returning it with your check for the Renewal Fee before January 11, 2002.


Sincerely,                            ACCEPTED:   NexMed, Inc.

/s/ William B. Stickle                By: /s/ Vivian Liu
William B. Stickle                    Title: Vice President
Vice President-Sales                  Date: 1/11/02
                                      Federal Tax ID No. 87-0449967